Exhibit 99.1

                  Sovereign Bancorp, Inc. Fourth Quarter 2003
         Net Income and Earnings per Share up 21% and 15% Respectively

    Financial Highlights
    * Net income of $113 million for the fourth quarter of 2003, up 21% from $93 million a year ago. Full year 2003 net income of $402 million, up 18% from $342 million in 2002.
    * Earnings per share for the fourth quarter of 2003 were $.38 per share, up 15% from $.33 per share in same quarter of 2002. Full year 2003 earnings per share were $1.38 as compared to $1.23 in 2002, up 12%.
    * Operating earnings in 2003 were $421 million, up 18% from $356 million in 2002. Operating earnings per share were $1.45 per share for the full year 2003, up 13% from $1.28 in 2002.
    * Cash earnings for the fourth quarter of 2003 were $127 million, up 14% from $112 million in the same quarter a year ago. Cash earnings per share were $.43, up from $.40 per share in the fourth quarter of 2002. Full year 2003 cash earnings were $482 million, up 13% from $425 million in 2002. Cash earnings per share were $1.66 in 2003 as compared to $1.52 in 2002, up 9%.
    * Net interest margin was 3.39% compared to 3.32% and 3.49% in the third quarter of 2003 and the fourth quarter of 2002, respectively.
    * Consumer and Commercial fee revenues achieved all-time highs during the quarter, up 10% and 21%, respectively from a year earlier.
    * Commercial and Consumer loans grew 7% and 18%, respectively, over the past year. Total loans were $26.1 billion with an average yield of 5.08%.
    * Core deposits were $21.3 billion at December 31, 2003, with a cost of funds of .59% in the fourth quarter. Core deposits grew 8% over the past year. Total deposits were $27.3 billion, at December 31, 2003, with a cost of funds of 1.00% in the fourth quarter.
    * The provision for loan losses was $40.0 million in this quarter versus $36.0 million in the fourth quarter of 2002. The provision exceeded net charge-offs by $5.2 million in this quarter.
    * Non-performing assets decreased $37 million during the quarter (a 14% improvement) to $220 million, or .51%, of total assets at December 31, 2003, versus $257 million, or .65%, of total assets at December 31, 2002.
    * Equity to assets ratio was 7.51% at December 31, 2003, compared to 6.99% at December 31, 2002. The Tier I leverage ratio expanded by 58 basis points to 5.58% during the year. Tangible common equity to tangible assets ("TCE/TA") increased 101 basis points to 4.66% from 3.65% last year.

    PHILADELPHIA, Jan. 20 /PRNewswire-FirstCall/ -- Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported net income and earnings per share for the fourth quarter of 2003 of $113 million or $.38 per diluted share. This compares to net income of $93.1 million, or $.33 per diluted share, for the fourth quarter of 2002. Cash earnings increased to $127 million, up 14%, compared to $112 million for the fourth quarter of 2002.

    For the year ended December 31, 2003, Sovereign reported net income of $402 million, or $1.38 per diluted share, as compared to $342 million, or $1.23 per diluted share, for 2002. Net income included a charge on the early extinguishment of $302 million of Sovereign debt in 2003 and merger and integration charges associated with the acquisition of Main Street Bancorp in 2002. Excluding these charges, operating earnings were $421 million, or $1.45 per diluted share, up 18% compared to $356 million, or $1.28 per diluted share, for the full year 2002. Cash earnings increased 13% to $482 million from $425 million in 2002. A reconciliation of net income, operating earnings and cash earnings, as well as the related earnings per share amounts, is included in a later section of this release.

    Commenting on results for the fourth quarter and full year of 2003, Jay S. Sidhu, Sovereign's Chairman and Chief Executive Officer, said, "2003 was another successful year for Sovereign. We have delivered on our earnings guidance for the quarter and on the top end of our guidance for the full year of 2003. Our growth in annual earnings per share represents a 13% growth rate. We generated record level revenues in consumer and commercial banking fees as well as in capital markets revenue in 2003. During the year we realized a 14% reduction in our non-performing loans. In addition, we have dramatically improved our capital levels and received upgrades from the rating agencies. Last week, Sovereign received a further upgrade from Moody's Investors Service, bringing the bank holding company to investment grade."

    Net Interest Income and Margin

    Sovereign reported net interest income of $308 million for the fourth quarter of 2003, an increase of $15.3 million, or 5.2%, compared to the fourth quarter of 2002. On a linked quarter basis, net interest income increased by $21.2 million, or 7.4%.

    Net interest margin was 3.39% for the fourth quarter of 2003 compared to 3.32% in the third quarter of 2003 and 3.49% in the fourth quarter of 2002. The expansion of our net interest margin in the fourth quarter of 2003 compared to the third quarter of 2003 was due to specific strategies implemented to somewhat reduce asset sensitivity. James D. Hogan, Sovereign's Chief Financial Officer, stated, "We experienced 7 basis points of net interest margin expansion this quarter as a result of several steps taken in late September and early October to reduce our asset sensitivity and enhance net interest income. Although we still remain mildly asset sensitive, these steps, as well as the growth in earning assets, contributed to the increase of net interest income of $21.2 million in the fourth quarter." Yield on earnings assets went down by 15 basis points during the quarter to 5.14%, while total funding costs decreased by 18 basis points during the quarter to 1.70%.

    Non-Interest Income and Expense

    Sovereign continued to generate record levels of consumer and commercial banking fees in the fourth quarter of 2003. Consumer banking fees increased by approximately $4.9 million, or 10%, compared to the same period in 2002. The increase was driven principally by deposit fees, which increased by $4.7 million to $45.4 million. On a linked-quarter basis, consumer banking fees increased slightly to $53.8 million.

    Commercial banking fees increased $5.0 million, or 21%, over the same period a year ago driven by growth in loan fees. On a linked-quarter basis, commercial banking fees increased $1.6 million, or 6% to $28.8 million.

    Mortgage banking revenues were $15.7 million in the fourth quarter of 2003, compared to $17.5 million in the third quarter of 2003 and $8.3 million in the fourth quarter of 2002, as summarized in the financial tables attached to this release. Due to changes in prepayment speeds, a small servicing rights impairment charge of $1.1 million was recorded in the fourth quarter. Offsetting this charge were gains from sales of mortgage loans and securities and net gains from mortgage derivative and hedging activity. As of December 31, 2003, mortgage servicing rights, net of reserves of $12.4 million, were $77.2 million and our servicing portfolio was $6.5 billion, or a capitalized cost of 118 basis points.

    Capital markets revenues in the fourth quarter of 2003 were $4.8 million, down slightly compared to $5.4 million in the same period a year ago. On a linked-quarter basis, capital markets revenues declined moderately from $5.4 million due primarily to a slowdown in capital markets activity due to higher rates.

    Fourth quarter 2003 net gains on sales of investments were $10.2 million. This compares to net gains of $18.8 million recorded in the third quarter of 2003 and $14.4 million in the fourth quarter of 2002.

    General & Administrative Expenses

    G&A expenses increased by $9.3 million, or 4%, to $222.3 million in the fourth quarter of 2003 compared to the same quarter a year ago. The corporation's efficiency ratio was 51.68% in the fourth quarter of 2003 as compared to the ratio of 53.62% in the fourth quarter of 2002. On a linked-quarter basis the corporation's efficiency ratio declined from 52.51% as a result of strong revenue growth in the fourth quarter of 2003. "Expense control remains a top priority at Sovereign and we hope to see our first quarter expenses below the fourth quarter," stated Hogan.

    Franchise Growth

    Sovereign's total loan portfolio increased in the fourth quarter to $26.1 billion due to increases in all loan categories. Commercial and consumer loans now make up 43% and 38%, respectively, of the total loan portfolio. The following table depicts Sovereign's loan composition as of December 31, 2003 ($ in millions):

    Loan Category            Ending Balance   Q4 2003 Yield    % of Loans

    Commercial                      $11,064          4.62 %           43%
    Consumer                         10,010           5.32%            38
    Residential mortgage              5,075           5.65%            19
    Total                           $26,149           5.08%          100%

    Sovereign grew core deposits modestly in the fourth quarter. Sovereign's cost of deposits declined by 6 basis points to 1.00% in the fourth quarter of 2003. Certificates of deposits account for only 22% of total deposits.
The following table summarizes our deposit position as of December 31, 2003 ($ in millions):

    Deposit Category         Ending Balance    Q4 2003 Cost    % of Total
                                                                 Deposits

    Checking                        $11,392            .41%           42%
    Other core (MMDA & Savings)       9,942            .80%            36
     Total Core                      21,334            .59%            78
    Time deposits                     6,010           2.40%            22
     Total deposits                 $27,344           1.00%          100%


    Asset Quality

    Sovereign's provision for loan losses was $40.0 million this quarter compared to $36.6 million in the third quarter of 2003 and $36.0 million in the fourth quarter of 2002. Non-performing assets ("NPAs") were $220 million at December 31, 2003, compared to $258 million at September 30, 2003. NPAs to total assets decreased to .51% during the fourth quarter of 2003, compared to 63% at September 30, 2003. The allowance for loan losses to total loans was 1.25% at December 31, 2003, as compared to 1.31% at September 30, 2003 and 1.29% at December 31, 2002. The reduction in this ratio in the fourth quarter is due primarily to the increase in the percentage of lower credit risk mortgage loans, as well as positive credit trends across all loan segments.

    "Two themes for our asset quality summarize our year-end report: consistent asset quality for all three loan portfolio segments during 2003 and hope that credit quality improvement will be manifested in 2004," commented Dennis S. Marlo, Sovereign's Chief Risk Management Officer. "Our NCOs for the year were 55 basis points of average loans, while we experienced a 24 basis point reduction in non-performing loans ("NPLs") from year end 2002 to .76% of total loans," Marlo continued. "On an absolute basis, NPLs decreased $32 million, or 14% during the year while our loan portfolio increased approximately $3 billion."

    Capital

    Sovereign's equity to assets ratio was 7.51% at December 31, 2003. The Tier I leverage ratio grew by 58 basis points during the year to 5.58% at December 31, 2003 and tangible common equity to tangible assets increased 101 basis points to 4.66% from 3.65% at December 31, 2002. At December 31, 2003, Sovereign Bank's Tier 1 Leverage was 6.67% and the bank's risk-based capital ratio was 12.01%.

    Closing Comments

    "With 2003 now behind us, we look forward to 2004 and the opportunities it holds for us: growth opportunities as a result of the Fleet/Bank of America merger and other merger disruptions in our markets; optimism for continuing slow, steady economic recovery, and the positive impact this will have on several of our businesses; and our acquisition of First Essex Bancorp, Inc., which is expected to close February 6, 2004. We are comfortable with mean street estimates of $1.63 in operating earnings and approximately $1.80 in cash earnings for 2004, excluding an after-tax merger related charge of $.05 to $.06 for our acquisition of First Essex Bancorp, Inc. This represents annual operating earnings growth of 12.4%, which places us near the top of the financial services spectrum in terms of consistently delivering these kinds of
results," Sidhu concluded.   The 2004 estimate of cash earnings also excludes
an estimated $.17 per share for amortization of intangible assets and stock-based compensation expense. Sovereign's stock closed at $23.43 per share on January 20, 2004. Based on the company's guidance of $1.80 per share the cash P/E ratio would be 13 times 2004 estimated cash earnings.

    Sovereign Bancorp, Inc., ("Sovereign") headquartered in Philadelphia, Pennsylvania, is the parent company of Sovereign Bank, a $43 billion financial institution with approximately 530 community banking offices, nearly 1,000 ATMs and about 8,000 team members in Connecticut, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, and Rhode Island. Sovereign is among the 25 largest banking institutions in the United States. For more information on Sovereign Bank, visit www.sovereignbank.com or call 1-877-SOV-BANK.

    Interested parties will have the opportunity to listen to a live web-cast of Sovereign's third quarter earnings call on Wednesday, January 21, 2004 beginning at 8:30 a.m. ET at www.sovereignbank.com >Investor Relations >News >Conference Calls/Webcasts; or http://www.firstcallevents.com/service/ajwz395022617gf12.html. The web-cast replay can be accessed anytime from 11:00 am ET on January 21, 2004 through 12:00 a.m. ET on March 31, 2004. Questions may be submitted during the call via email to investor@sovereignbank.com. A telephone replay will be accessible during the above timeframe by dialing 1-800-642-1687, and confirmation id# 4572291.

    Note:

    This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measures of Operating Earnings and Cash Earnings, and the related per share amounts, in their analysis of the company's performance. These measures, as used by Sovereign, adjust net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses, and certain non-cash charges. Operating earnings represent net income adjusted for the after-tax effect effects of merger-related and integration charges and the loss on early extinguishment of debt. Cash earnings are operating earnings excluding the after-tax effect of amortization of intangible assets and stock-based compensation expense associated with stock options, restricted stock, bonus deferral plans and ESOP awards. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

    This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of future operating results for 2004 and beyond for Sovereign Bancorp, Inc. as well as estimates of financial condition, operating efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.


     Sovereign Bancorp, Inc. and Subsidiaries
     FINANCIAL HIGHLIGHTS
     (unaudited)
                                                   Quarter Ended

                                     Dec. 31 Sept. 30 June 30 Mar. 31 Dec. 31
                                       2003     2003    2003    2003    2002
     (dollars in millions, except
      per share data)

    Operating Data

    Net income                         $112.6  $109.2  $104.2   $75.9   $93.1
    Operating earnings (1)              112.6   109.2   104.2    94.7    93.1
    Cash earnings (2)                   127.3   124.4   119.5   110.4   111.7
    Net interest income                 308.5   287.3   306.8   303.0   293.1
    Provision for loan losses            40.0    36.6    42.0    43.4    36.0
    Total fees and other income before
     securities transactions            121.7   119.1   112.3   103.1   104.2
    Net gain on investments and
     related derivatives transactions    10.2    18.8    19.4    17.5    14.4
    G&A expense                         222.3   213.4   217.7   211.1   213.1
    Other expenses (3)                   23.3    24.5    34.6    64.1    35.6


    Performance Statistics

    Bancorp

    Net interest margin (3)             3.39%   3.32%   3.47%   3.50%   3.49%
    Cash return on average assets (2)   1.18%   1.20%   1.16%   1.11%   1.12%
    Operating return on average
     assets (1)                         1.05%   1.05%   1.01%   0.95%   0.93%
    Cash return on average equity (2)  15.94%  15.97%  16.50%  15.91%  16.20%
    Operating return on average
     equity (1)                        14.10%  14.03%  14.38%  13.64%  13.49%
    Annualized net loan charge-offs to
     average loans                      0.55%   0.55%   0.53%   0.56%   0.56%
    Efficiency ratio (3) (4)           51.68%  52.51%  51.94%  51.98%  53.62%


    Per Share Data

    Basic earnings per share            $0.38   $0.37   $0.40   $0.29   $0.36
    Diluted earnings per share           0.38    0.37    0.37    0.27    0.33
    Operating earnings per share (1)     0.38    0.37    0.37    0.34    0.33
    Cash earnings per share (2)          0.43    0.42    0.42    0.39    0.40
    Dividend declared per share          .025    .025    .025    .025    .025
    Book value (5)                      11.12   10.84   10.72   10.95   10.57
    Common stock price:
      High                              24.99   19.68   16.55   14.49   14.72
      Low                               18.42   15.74   14.07   12.72   11.31
      Close                            $23.75  $18.55  $15.65  $13.85  $14.05
    Weighted average common shares:
      Basic                             292.5   292.2   262.2   261.3   261.3
      Diluted                           298.5   297.2   283.9   281.4   281.5
    End-of-period common shares:
      Basic                             293.1   292.3   292.0   261.0   261.6
      Diluted                           299.4   297.4   295.9   281.3   282.2

    NOTES:

    (1) Operating earnings represent net income excluding the after-tax effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses. See reconciliation on page I.

    (2) Cash earnings represents operating earnings excluding the after-tax effects of non-cash charges for the amortization of intangible assets and stock-based compensation. Stock-based compensation encompasses arrangements with employees under which the Company's obligation will be settled by using stock rather than cash and includes expense related to stock options, restricted stock, bonus deferral plans, and ESOP expense. See reconciliation on page I.

    (3) Effective July 1, 2003, Sovereign elected to change the Company's accounting policy to treat trust preferred securities as liabilities and the associated dividends on the trust preferred securities as interest expense. Previously, this cost was classified within other expenses. This change in accounting policy did not have any impact on consolidated shareholders' equity or net income; however, it did result in an increase in liabilities of $207.6 million at July 1, 2003 and an increase of $5 million and $3 million in net interest expense, with a corresponding decrease in other expense, for the three-month periods ended September 30, 2003 and December 31, 2003, respectively. Prior periods have not been adjusted to conform with this change in accounting policy.

    (4) Efficiency ratio equals general and administrative expense excluding merger-related and other integration charges as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.

    (5) Book value equals stockholders' equity at period-end divided by common shares outstanding.

                                                         Year to Date

                                                   Dec. 31            Dec. 31
                                                     2003               2002
     (dollars in millions, except
      per share data)

    Operating Data

    Net income                                      $401.9             $342.0
    Operating earnings (1)                           420.7              356.2
    Cash earnings (2)                                481.6              425.3
    Net interest income                            1,205.6            1,159.6
    Provision for loan losses                        162.0              146.5
    Total fees and other income before
     securities transactions                         456.2              381.1
    Net gain on investments and related
     derivatives transactions                         66.1               51.4
    G&A expense                                      864.5              820.1
    Other expenses (3)                               146.5              159.0

    Performance Statistics

    Bancorp

    Net interest margin (3)                          3.42%              3.61%
    Cash return on average assets (2)                1.16%              1.12%
    Operating return on average assets (1)           1.02%              0.94%
    Cash return on average equity (2)               16.08%             16.67%
    Operating return on average equity (1)          14.04%             14.07%
    Annualized net loan charge-offs to
     average loans                                   0.55%              0.58%
    Efficiency ratio (3) (4)                        52.02%             53.23%

    Per Share Data

    Basic earnings per share                         $1.45              $1.32
    Diluted earnings per share                        1.38               1.23
    Operating earnings per share (1)                  1.45               1.28
    Cash earnings per share (2)                       1.66               1.52
    Dividend declared per share                      0.100              0.100
    Book value (5)                                   11.12              10.57
    Common stock price:
      High                                           24.99              15.57
      Low                                            12.72              11.31
      Close                                         $23.75             $14.05
    Weighted average common shares:
      Basic                                          277.3              258.5
      Diluted                                        290.5              279.0
    End-of-period common shares:
      Basic                                          293.1              261.6
      Diluted                                        299.4              282.2

    NOTES:

    (1) Operating earnings represent net income excluding the after-tax effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses. See reconciliation on page I.

    (2) Cash earnings represents operating earnings excluding the after-tax effects of non-cash charges for the amortization of intangible assets and stock-based compensation. Stock-based compensation encompasses arrangements with employees under which the Company's obligation will be settled by using stock rather than cash and includes expense related to stock options, restricted stock, bonus deferral plans, and ESOP expense. See reconciliation on page I.

    (3) Effective July 1, 2003, Sovereign elected to change the Company's accounting policy to treat trust preferred securities as liabilities and the associated dividends on the trust preferred securities as interest expense. Previously, this cost was classified within other expenses. This change in accounting policy did not have any impact on consolidated shareholders' equity or net income; however, it did result in an increase in liabilities of $207.6 million at July 1, 2003 and an increase of $5 million and $3 million in net interest expense, with a corresponding decrease in other expense, for the three-month periods ended September 30, 2003 and December 31, 2003, respectively. Prior periods have not been adjusted to conform with this change in accounting policy.

    (4) Efficiency ratio equals general and administrative expense excluding merger-related and other integration charges as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.

    (5) Book value equals stockholders' equity at period-end divided by common shares outstanding.

     Sovereign Bancorp, Inc. and Subsidiaries
     FINANCIAL HIGHLIGHTS
     (unaudited)
                                                Quarter Ended

                                 Dec. 31  Sept. 30  June 30  Mar. 31  Dec. 31
                                   2003     2003     2003     2003     2002
    (dollars in millions)

    Financial Condition Data:

    General
      Total assets                $43,505  $41,055  $41,343  $40,934  $39,590
      Loans                        26,149   24,550   24,329   24,054   23,193
      Total deposits and customer
       related accounts:           27,344   27,515   27,617   26,746   26,851
        Core deposits and other
         customer related
         accounts                  21,334   21,233   21,065   20,015   19,831
        Time deposits               6,010    6,283    6,552    6,731    7,020
      Borrowings (1)               12,198    9,570    9,507   10,111    8,829
      Redeemable capital
       securities and other
       minority interests (1)         202      202      409      597      597
      Stockholders' equity          3,260    3,169    3,131    2,856    2,764
      Goodwill                      1,027    1,027    1,025    1,025    1,025
      Core deposit intangible         269      287      306      324      343

    Asset Quality
      Non-performing assets        $220.4   $257.7   $253.4   $249.9   $257.1
      Non-performing loans         $199.4   $236.1   $229.2   $221.6   $231.4
      Non-performing assets to
       total assets                 0.51%    0.63%    0.61%    0.61%    0.65%
      Non-performing loans to
       total loans                  0.76%    0.96%    0.94%    0.92%    1.00%
      Allowance for loan losses    $327.9   $322.7   $319.5   $309.4   $298.8
      Allowance for loan losses
       to total loans               1.25%    1.31%    1.31%    1.29%    1.29%
      Allowance for loan losses
       to non-performing loans       164%     137%     139%     140%     129%

    Capitalization - Bancorp (2)
      Shareholders' equity to
       total assets                 7.49%    7.72%    7.57%    6.99%    6.99%
      Tier 1 leverage capital
       ratio                        5.58%    5.59%    5.25%    5.02%    5.00%
      Tangible equity to tangible
       assets, excluding OCI        4.78%    4.72%    4.39%    3.66%    3.60%
      Tangible equity to tangible
       assets, including OCI        4.66%    4.67%    4.50%    3.81%    3.65%


    Capitalization - Bank (2)
      Shareholders' equity to
       total assets                 8.99%    9.49%    9.34%    9.43%   10.39%
      Tier 1 leverage capital
       ratio                        6.67%    6.96%    6.62%    6.59%    7.55%
      Tier 1 risk-based capital
       ratio                        8.54%    8.65%    8.40%    8.50%    9.70%
      Total risk-based capital
       ratio                       12.01%   12.20%   11.05%   11.21%   10.69%

    (1) Effective July 1, 2003, Sovereign elected to change the Company's accounting policy to treat trust preferred securities as liabilities and Sovereign reclassified these obligations from "redeemable capital securities and other minority interests" to "borrowings and other debt obligations." Restatement of prior periods is not permitted.

    (2) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of December 31, 2003.

     Sovereign Bancorp, Inc. and Subsidiaries
     CONSOLIDATED BALANCE SHEETS
     (unaudited)
                                          Dec. 31     Sept. 30      June 30
    (dollars in thousands)                  2003         2003         2003
    Assets
    Cash and amounts due
     from depository institutions          $950,302     $971,697   $1,497,981
    Investments:
        Available-for-sale               10,102,619   11,109,603   10,832,862
        Held-to-maturity                  2,516,352      413,152      492,343
           Total investments             12,618,971   11,522,755   11,325,205
    Loans:
        Commercial                       11,063,686   10,756,312   10,749,659
        Consumer                         10,010,289    9,684,319    9,216,825
        Residential mortgages             5,074,684    4,109,216    4,362,947
           Total loans                   26,148,659   24,549,847   24,329,431
    Less allowance for loan losses         (327,894)    (322,684)    (319,537)
           Total loans, net              25,820,765   24,227,163   24,009,894
    Premises and equipment, net             273,278      273,931      273,403
    Accrued interest receivable             190,714      175,644      169,288
    Goodwill                              1,027,292    1,027,292    1,025,292
    Core deposit intangible                 268,759      287,293      305,540
    Bank owned life insurance               801,535      792,607      785,978
    Other assets                          1,553,713    1,776,910    1,950,556
           Total assets                 $43,505,329  $41,055,292  $41,343,137

    Liabilities and Stockholders'
     Equity
    Liabilities:
    Deposits and other customer related
     accounts:
        Core and other customer
         related accounts               $21,334,106  $21,232,550  $21,065,090
        Time                              6,009,902    6,282,630    6,551,565
           Total deposits                27,344,008   27,515,180   27,616,655
    Borrowings and other debt
     obligations (1)                     12,197,603    9,570,356    9,507,297
    Other liabilities                       501,176      599,032      679,204
           Total liabilities             40,042,787   37,684,568   37,803,156
    Redeemable capital securities
     and other minority interests (1)       202,136      201,757      408,987
    Stockholders' equity:
        Common Stock                      1,892,126    1,872,953    1,869,535
        Warrants and stock options           13,944       13,230       12,483
        Unallocated ESOP shares             (26,078)     (28,465)     (28,465)
        Treasury stock                      (21,927)     (22,501)     (24,171)
        Accumulated other
         comprehensive income/ (loss)       (52,924)     (16,345)      53,368
        Retained earnings                 1,455,265    1,350,095    1,248,244
           Total stockholders' equity     3,260,406    3,168,967    3,130,994
           Total liabilities and
            stockholders' equity        $43,505,329  $41,055,292  $41,343,137

    (1) Effective July 1, 2003, Sovereign elected to change the Company's accounting policy to treat trust preferred securities as liabilities and Sovereign reclassified these obligations from "redeemable capital securities and other minority interests" to "borrowings and other debt obligations." Restatement of prior periods is not permitted.

                                                 Mar. 31           Dec. 31
    (dollars in thousands)                         2003              2002
    Assets
    Cash and amounts due
     from depository institutions               $1,172,529          $972,614
    Investments:
        Available-for-sale                      11,208,359        10,733,564
        Held-to-maturity                           569,261           632,513
           Total investments                    11,777,620        11,366,077
    Loans:
        Commercial                              10,507,385        10,326,756
        Consumer                                 8,830,630         8,519,166
        Residential mortgages                    4,716,348         4,347,512
           Total loans                          24,054,363        23,193,434
    Less allowance for loan losses                (309,398)         (298,750)
           Total loans, net                     23,744,965        22,894,684
    Premises and equipment, net                    277,509           281,427
    Accrued interest receivable                    167,737           175,291
    Goodwill                                     1,025,292         1,025,292
    Core deposit intangible                        324,211           343,305
    Bank owned life insurance                      775,862           765,534
    Other assets                                 1,668,677         1,766,078
           Total assets                        $40,934,402       $39,590,302

    Liabilities and Stockholders' Equity
    Liabilities:
    Deposits and other customer related
     accounts:
        Core and other customer
         related accounts                      $20,014,913       $19,831,068
        Time                                     6,730,872         7,020,021
           Total deposits                       26,745,785        26,851,089
    Borrowings and other debt obligations (1)   10,110,562         8,829,289
    Other liabilities                              625,182           548,649
           Total liabilities                    37,481,529        36,229,027
    Redeemable capital securities
     and other minority interests (1)              596,541           596,957
    Stockholders' equity:
        Common Stock                             1,586,421         1,580,282
        Warrants and stock options                 103,131           101,892
        Unallocated ESOP shares                    (28,465)          (21,313)
        Treasury stock                             (23,614)           (6,060)
        Accumulated other
         comprehensive income/ (loss)               68,133            28,009
        Retained earnings                        1,150,726         1,081,508
           Total stockholders' equity            2,856,332         2,764,318
           Total liabilities and
            stockholders' equity               $40,934,402       $39,590,302

    (1) Effective July 1, 2003, Sovereign elected to change the Company's accounting policy to treat trust preferred securities as liabilities and Sovereign reclassified these obligations from "redeemable capital securities and other minority interests" to "borrowings and other debt obligations." Restatement of prior periods is not permitted.

     Sovereign Bancorp, Inc. and Subsidiaries
     CONSOLIDATED STATEMENTS OF OPERATIONS
     (unaudited)
                                               Quarter Ended
                               Dec. 31   Sept. 30  June 30   Mar. 31  Dec. 31
                                 2003      2003      2003     2003     2002
    (dollars in thousands,
     except per share data)
    Interest and dividend
     income:
       Interest on interest-
        earning deposits           $385      $539      $542     $675     $787
       Interest on investment
        securities
          Available for sale    144,787   132,211   149,468  158,231  154,331
          Held to maturity        5,142     5,958     7,580    8,443    9,611
       Interest on loans        324,990   325,062   332,123  333,615  349,865
          Total interest and
           dividend income      475,304   463,770   489,713  500,964  514,594
    Interest expense:
       Deposits and related
        customer accounts        68,647    73,488    84,903   93,651  111,562
       Borrowings                98,178   102,990    97,993  104,273  109,900
          Total interest
           expense              166,825   176,478   182,896  197,924  221,462
          Net interest
           income               308,479   287,292   306,817  303,040  293,132
    Provision for loan losses    40,000    36,600    42,000   43,357   36,000
          Net interest
           income after
           provision for
           loan losses          268,479   250,692   264,817  259,683  257,132
    Non-interest income:
       Consumer banking fees     53,778    53,531    53,285   48,225   48,853
       Commercial banking
        fees                     28,766    27,197    26,787   25,223   23,802
       Mortgage banking
        revenue (1)              15,725    17,458     8,827    8,008    8,251
       Capital markets
        revenue                   4,814     5,389     9,062    7,749    5,414
       Bank owned life
        insurance income         10,810    12,080    10,116   10,332   11,801
       Other                      7,796     3,478     4,208    3,522    6,069
          Total fees and other
           income before
           securities
           transactions         121,689   119,133   112,285  103,059  104,190
       Net gain on
        investments and
        related derivatives
        transactions             10,232    18,848    19,446   17,531   14,356
          Total non-interest
           income               131,921   137,981   131,731  120,590  118,546
    Non-interest expense:
    General and administrative
       Compensation and
        benefits                 98,314    97,788    99,466   93,182   93,084
       Occupancy and
        equipment                53,437    52,838    51,144   53,342   55,057
       Technology expense        19,145    18,652    17,296   17,939   17,575
       Outside services          14,148    12,192    13,623   13,473   12,942
       Marketing expense          8,385     9,218    10,895   10,326   12,441
       Other administrative
        expenses                 28,894    22,715    25,271   22,826   21,951
          Total general and
           administrative       222,323   213,403   217,695  211,088  213,050
    Other expenses:
       Amortization of core
        deposit intangibles      17,823    18,246    18,671   19,095   19,580
       Trust preferred
        securities and other
        minority interest expense 5,439     5,434    15,898   16,043   16,058
       Loss on debt
        extinguishment              -         857       -     28,981      -
       Merger-related and
        integration charges         -         -         -        -        -
          Total other
           expenses              23,262    24,537    34,569   64,119   35,638
             Total non-
              interest
              expense           245,585   237,940   252,264  275,207  248,688
          Income before
           income taxes         154,815   150,733   144,284  105,066  126,990
    Income tax expense           42,228    41,500    40,110   29,210   33,905
          Net income           $112,587  $109,233  $104,174  $75,856  $93,085

             Diluted
              earnings
              per share           $0.38     $0.37     $0.37    $0.27    $0.33

             Weighted
              average
              shares:
                Basic           292,540   292,169   262,189  261,322  261,269
                Diluted         298,508   297,151   283,901  281,365  281,467

    (1) Mortgage banking
        activity is summarized
        below:

    Gains on sale of mortgage
     loans and mortgage backed
     securities                   9,457    19,080    16,035   16,652   12,836
    Net gains/(loss) recorded
     under SFAS 133               7,895   (14,112)    6,651    1,275    1,764
    Mortgage servicing fees,
     net of mortgage servicing
     rights amortization           (479)   (5,760)   (3,391)  (2,490)  (1,859)
    Changes in mortgage
     servicing valuation
     reserve related to
     reversals/(impairments)     (1,148)   18,250   (10,468)  (7,429)  (4,490)
         Total mortgage
          banking revenues       15,725    17,458     8,827    8,008    8,251

                                                         Year Ended
                                                  Dec. 31           Dec. 31
                                                    2003              2002
    (dollars in thousands, except per
     share data)
    Interest and dividend income:
       Interest on interest-earning
        deposits                                    $2,141            $4,620
       Interest on investment securities
          Available for sale                       584,697           614,761
          Held to maturity                          27,123            46,967
       Interest on loans                         1,315,790         1,393,192
          Total interest and dividend
           income                                1,929,751         2,059,540
    Interest expense:
       Deposits and related customer
        accounts                                   320,689           458,287
       Borrowings                                  403,434           441,637
          Total interest expense                   724,123           899,924
          Net interest income                    1,205,628         1,159,616
    Provision for loan losses                      161,957           146,500
          Net interest income after
           provision for loan losses             1,043,671         1,013,116
    Non-interest income:
       Consumer banking fees                       208,819           179,402
       Commercial banking fees                     107,973            95,083
       Mortgage banking revenue (1)                 50,018            28,571
       Capital markets revenue                      27,014            14,995
       Bank owned life insurance income             43,338            43,456
       Other                                        19,004            19,588
          Total fees and other income before
           securities transactions                 456,166           381,095
       Net gain on investments and
        related derivatives transactions            66,057            51,431
          Total non-interest income                522,223           432,526
    Non-interest expense:
    General and administrative
       Compensation and benefits                   388,750           362,813
       Occupancy and equipment                     210,761           210,044
       Technology expense                           73,032            69,424
       Outside services                             53,436            49,235
       Marketing expense                            38,824            35,852
       Other administrative expenses                99,706            92,739
          Total general and
           administrative                          864,509           820,107
    Other expenses:
       Amortization of core deposit intangibles     73,835            80,274
       Trust preferred securities and other
        minority interest expense                   42,813            62,835
       Loss on debt extinguishment                  29,838               -
       Merger-related and integration charges          -              15,871
          Total other expenses                     146,486           158,980
             Total non-interest expense          1,010,995           979,087
          Income before income taxes               554,899           466,555
    Income tax expense                             153,048           124,570
          Net income                              $401,851          $341,985

             Diluted earnings per share              $1.38             $1.23

             Weighted average shares:
                Basic                              277,301           258,461
                Diluted                            290,477           279,039

    (1) Mortgage banking activity is
        summarized below:

    Gains on sale of mortgage loans and
     mortgage backed securities                     61,224            42,008
    Net gains/(loss) recorded under SFAS 133         1,709               535
    Mortgage servicing fees, net of
     mortgage servicing rights amortization        (12,120)             (360)
    Changes in mortgage servicing
     valuation reserve related to
     reversals/(impairments)                          (795)          (13,612)
         Total mortgage banking revenues            50,018            28,571

     Sovereign Bancorp, Inc. and Subsidiaries
     AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
     (unaudited)
                                                    Quarter Ended
                                                  December 31, 2003
                                              Average                  Yield/
    (dollars in thousands)                    Balance    Interest (1)   Rate
    Earning assets:
       Investment securities                $12,417,048    $159,376    5.13%
       Loans:
         Commercial                          10,880,892     128,094    4.62%
         Consumer                             9,809,803     131,347    5.32%
         Residential mortgages                4,726,609      66,774    5.65%
         Total loans                         25,417,304     326,215    5.08%
         Allowance for loan losses             (323,285)
         Total earning assets                37,511,067    $485,591    5.14%
    Other assets                              5,122,980
         Total assets                       $42,634,047

    Funding liabilities:
       Deposits and other customer related
        accounts:
         Core and other customer related
          accounts                          $21,180,302     $31,460    0.59%
         Time                                 6,138,121      37,188    2.40%
         Total                               27,318,423      68,648    1.00%

       Borrowings:
         Federal Home Loan Bank advances 6,192,197 69,045 4.38% Fed funds and repurchase
          agreements                          2,281,145       5,996    1.05%
         Other borrowings                     2,905,569      23,137    3.15%
         Total borrowings                    11,378,911      98,178    3.40%
         Total funding liabilities           38,697,334    $166,826    1.70%
    Other liabilities                           769,280
         Total liabilities                   39,466,614
    Stockholders' equity                      3,167,433
         Total liabilities and
          stockholders' equity              $42,634,047
    Net interest income                                    $318,765
    Interest rate spread                                               2.98%
    Net interest margin                                                3.39%

    (1) Tax equivalent basis

                                                       Quarter Ended
                                                    September 30, 2003
                                              Average                  Yield/
    (dollars in thousands)                    Balance    Interest (1)   Rate
    Earning assets:
       Investment securities                $11,280,351    $145,505    5.16%
       Loans:
         Commercial                          10,761,231     130,897    4.77%
         Consumer                             9,340,289     130,403    5.54%
         Residential mortgages                4,335,326      64,616    5.96%
         Total loans                         24,436,846     325,916    5.28%
         Allowance for loan losses             (323,743)
         Total earning assets                35,393,454    $471,421    5.29%
    Other assets                              5,773,003
         Total assets                       $41,166,457

    Funding liabilities:
       Deposits and other customer related
        accounts:
         Core and other customer related
          accounts                          $21,093,786     $31,967    0.60%
         Time                                 6,430,966      41,521    2.56%
         Total                               27,524,752      73,488    1.06%

       Borrowings:
         Federal Home Loan Bank advances 5,968,148 73,111 4.83% Fed funds and repurchase
          agreements                          1,303,393       3,328    1.01%
         Other borrowings                     2,291,656      26,551    4.58%
         Total borrowings                     9,563,197     102,990    4.25%
         Total funding liabilities           37,087,949    $176,478    1.88%
    Other liabilities                           988,561
         Total liabilities                   38,076,510
    Stockholders' equity                      3,089,947
         Total liabilities and
          stockholders' equity              $41,166,457
    Net interest income                                    $294,943
    Interest rate spread                                               2.85%
    Net interest margin                                                3.32%

    (1) Tax equivalent basis

                                                       Quarter Ended
                                                     December 31, 2002
                                              Average                  Yield/
    (dollars in thousands)                    Balance    Interest (1)   Rate
    Earning assets:
       Investment securities                $11,398,146    $168,614    5.92%
       Loans:
         Commercial                          10,011,388     140,036    5.52%
         Consumer                             8,236,400     133,822    6.45%
         Residential mortgages                4,844,516      77,229    6.38%
         Total loans                         23,092,304     351,087    6.03%
         Allowance for loan losses             (293,024)
         Total earning assets                34,197,426    $519,701    6.05%
    Other assets                              5,438,366
         Total assets                       $39,635,792

    Funding liabilities:
       Deposits and other customer related
        accounts:
         Core and other customer related
          accounts                          $19,556,573     $55,533    1.13%
         Time                                 7,152,274      56,029    3.11%
         Total                               26,708,847     111,562    1.66%

       Borrowings:
         Federal Home Loan Bank advances 5,846,287 78,854 5.30% Fed funds and repurchase
          agreements                          1,125,331       3,363    1.17%
         Other borrowings                     1,914,646      27,683    5.73%
         Total borrowings                     8,886,264     109,900    4.87%
         Total funding liabilities           35,595,111    $221,462    2.46%
    Other liabilities                         1,303,996
         Total liabilities                   36,899,107
    Stockholders' equity                      2,736,685
         Total liabilities and
          stockholders' equity              $39,635,792
    Net interest income                                    $298,239
    Interest rate spread                                               3.01%
    Net interest margin                                                3.49%

    (1) Tax equivalent basis

     Sovereign Bancorp, Inc. and Subsidiaries
     AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
     (unaudited)
                                                      Year Ended
                                                  December 31, 2003
                                            Average                   Yield/
    (dollars in thousands)                  Balance     Interest (1)   Rate
    Earning assets:
       Investment securities               $12,025,913      637,992   5.31%
       Loans:
         Commercial                         10,619,491      530,968   5.00%
         Consumer                            9,182,145      521,679   5.68%
         Residential mortgages               4,520,506      266,808   5.90%
         Total loans                        24,322,142    1,319,455   5.42%
         Allowance for loan losses            (315,075)
         Total earning assets               36,032,980   $1,957,447   5.43%
    Other assets                             5,370,184
         Total assets                      $41,403,164

    Funding liabilities:
      Deposits:
         Core                              $20,460,107     $148,413   0.73%
         Time                                6,513,741      172,275   2.64%
         Total deposits                     26,973,848      320,688   1.19%
      Borrowings:
         Federal Home Loan Bank
          advances                           5,948,085      293,982   4.94%
         Fed funds and repurchase
          agreements                         2,050,401        9,877   0.48%
         Other borrowings                    2,292,602       99,575   4.34%
         Total borrowings                   10,291,088      403,434   3.92%
         Total funding liabilities          37,264,936     $724,122   1.94%
    Other liabilities                        1,142,485
         Total liabilities                  38,407,421
    Stockholders' equity                     2,995,743
         Total liabilities and
          stockholders' equity             $41,403,164
    Net interest income                                  $1,233,325
    Interest rate spread                                              2.98%
    Net interest margin                                               3.42%

    (1) Tax equivalent basis

                                                     Year Ended
                                                  December 31, 2002
                                            Average                  Yield/
    (dollars in thousands)                  Balance    Interest (1)   Rate
    Earning assets:
       Investment securities               $11,030,458     $681,760   6.18%
       Loans:
         Commercial                          9,482,973      559,152   5.90%
         Consumer                            7,745,575      520,216   6.71%
         Residential mortgages               4,729,353      318,760   6.74%
         Total loans                        21,957,901    1,398,128   6.37%
         Allowance for loan losses            (287,141)
         Total earning assets               32,701,218   $2,079,888   6.36%
    Other assets                             5,060,035
         Total assets                      $37,761,253

    Funding liabilities:
       Deposits:
         Core                              $17,997,216     $205,613   1.14%
         Time                                7,363,772      252,674   3.43%
         Total deposits                     25,360,988      458,287   1.81%
      Borrowings:
         Federal Home Loan Bank
          advances                           5,996,370      306,825   5.12%
         Fed funds and repurchase
          agreements                           694,640       13,015   1.87%
         Other borrowings                    1,954,471      121,797   6.23%
         Total borrowings                    8,645,481      441,637   5.11%
         Total funding liabilities          34,006,469     $899,924   2.65%
    Other liabilities                        1,222,385
         Total liabilities                  35,228,854
    Stockholders' equity                     2,532,399
         Total liabilities and
          stockholders' equity             $37,761,253
    Net interest income                                  $1,179,964
    Interest rate spread                                              3.12%
    Net interest margin                                               3.61%

    (1) Tax equivalent basis

    Sovereign Bancorp, Inc. and Subsidiaries
    SUPPLEMENTAL INFORMATION
    (unaudited)

    NON-PERFORMING ASSETS

                             Dec. 31   Sept. 30   June 30   Mar. 31   Dec. 31
    (dollars in thousands)     2003      2003       2003      2003      2002
    Non-accrual loans:
      Commercial             $129,029  $165,317  $156,873  $148,012  $160,806
      Consumer                 30,921    29,667    30,098    30,524    32,844
      Residential mortgages    38,195    39,745    40,783    41,465    36,849
      Total non-accrual
       loans                  198,145   234,729   227,754   220,001   230,499
    Restructured loans          1,235     1,335     1,495     1,557       893
      Total non-performing
       loans                  199,380   236,064   229,249   221,558   231,392
    Real estate owned, net     17,016    17,556    19,404    23,668    19,007
    Other repossessed assets    4,051     4,082     4,779     4,709     6,663
      Total non-performing
       assets                $220,447  $257,702  $253,432  $249,935  $257,062

    Non-performing loans as
     a percentage of total
     loans                      0.76%     0.96%     0.94%     0.92%     1.00%
    Non-performing assets as
     a percentage of total
     assets                     0.51%     0.63%     0.61%     0.61%     0.65%
    Non-performing assets as
     a percentage of total
     loans, real estate owned
     and repossessed assets     0.84%     1.05%     1.04%     1.04%     1.11%
    Allowance for loan
     losses as a percentage
     of non-performing loans     164%      137%      139%      140%      129%

    NET LOAN CHARGE-OFFS

                                  Dec. 31 Sept. 30  June 30  Mar. 31  Dec. 31
    Quarters ended (in thousands)   2003     2003     2003     2003     2002
      Commercial real estate          $98   $2,308   $1,770   $2,093     $312
      Commercial and industrial
       and other                   25,755   22,151   19,955   19,935   18,252
      Total Commercial             25,853   24,459   21,725   22,028   18,564

      Auto loans                    5,521    5,038    5,720    5,919    7,787
      Home equity loans and other   3,277    2,964    3,490    3,969    3,102
      Total Consumer                8,798    8,002    9,210    9,888   10,889

      Residential mortgages           138      992      926      793    3,056
       Total                      $34,789  $33,453  $31,861  $32,709  $32,509


    DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - END OF PERIOD

                  Dec. 31    Sept. 30      June 30      Mar. 31      Dec. 31
    Quarters ended
     (in thousands) 2003       2003          2003         2003         2002
      Demand
       deposit
       accounts  $4,306,376  $4,292,621   $4,276,812  $4,133,600    $4,067,784
      NOW
       accounts   6,068,163   6,294,730    6,197,211   5,818,879     5,889,582
      Customer
       repurchase
       agreements 1,017,544     902,522    1,033,922     983,501     1,078,391
      Savings
       accounts   3,098,892   3,166,319    3,178,633   3,145,427     3,037,888
      Money market
       accounts   6,843,131   6,576,358    6,378,512   5,933,506     5,757,423
      Certificates
       of
       deposits   6,009,902   6,282,630    6,551,565   6,730,872     7,020,021
        Total   $27,344,008 $27,515,180  $27,616,655 $26,745,785   $26,851,089

    LOAN COMPOSITION - END OF PERIOD

                 Dec. 31     Sept. 30      June 30     Mar. 31     Dec. 31
    Quarters ended
    (in thousands) 2003        2003          2003        2003        2002
      Commercial
       real
       estate  $4,353,494   $4,309,687   $4,280,955  $4,125,570  $4,132,644
      Commercial
       industrial
       loans    5,365,062    5,300,034    5,206,559   4,961,473   4,757,822
      Other     1,345,130    1,146,591    1,262,145   1,420,342   1,436,290
    Total
     commercial
     loans     11,063,686   10,756,312   10,749,659  10,507,385  10,326,756
      Home
       equity
       loans    6,457,682    6,102,455    5,739,806   5,451,304   5,165,834
      Auto
       loans    3,240,383    3,261,150    3,161,097   3,063,074   3,038,976
      Other       312,224      320,714      315,922     316,252     314,356
    Total
     consumer
     loans     10,010,289    9,684,319    9,216,825   8,830,630   8,519,166
    Total
     residential
     loans      5,074,684    4,109,216    4,362,947   4,716,348   4,347,512
    Total
     loans    $26,148,659  $24,549,847  $24,329,431 $24,054,363 $23,193,434

     Sovereign Bancorp, Inc. and Subsidiaries
     SUPPLEMENTAL INFORMATION
     (unaudited)

    DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

    Quarters ended  Dec. 31    Sept. 30      June 30     Mar. 31    Dec. 31
     (in thousands)  2003        2003         2003        2003        2002
      Demand
       deposit
       accounts  $4,197,814   $4,186,582  $4,057,542  $3,904,358  $3,984,442
      NOW
       accounts   6,135,210    6,253,423   5,900,237   5,647,711   5,687,602
      Customer
       repurchase
       agreements   963,885      970,330   1,016,450   1,007,629   1,137,861
      Savings
       accounts   3,138,766    3,180,188   3,106,420   3,011,833   2,949,045
      Money market
       accounts   6,744,627    6,503,263   6,054,415   5,833,270   5,797,624
      Certificates
       of
       deposits   6,138,121    6,430,966   6,606,511   6,888,521   7,152,273
        Total   $27,318,423  $27,524,752 $26,741,575 $26,293,322 $26,708,847

    LOAN COMPOSITION - Average

    Quarters ended  Dec. 31     Sept. 30     June 30    Mar. 31     Dec. 31
     (in thousands)   2003        2003         2003       2003       2002
      Commercial
       real
       estate    $4,662,734   $4,610,919  $4,410,120  $4,085,483   $4,149,736
      Commercial
       industrial
       loans      5,336,532    5,285,571   5,263,959   5,343,412    4,993,960
      Other         881,626      864,741     863,408     861,412      867,692
    Total commercial
     loans       10,880,892   10,761,231  10,537,487  10,290,307   10,011,388
      Home equity
       loans      6,241,296    5,824,058   5,537,191   5,258,974    4,857,710
      Auto loans  3,248,915    3,203,014   3,100,355   3,034,672    3,056,699
      Other         319,592      313,217     314,720     317,669      321,991
    Total consumer
     loans        9,809,803    9,340,289   8,952,266   8,611,315    8,236,400
    Total
     residential
     loans        4,726,609    4,335,326   4,644,111   4,374,139    4,844,516
    Total loans $25,417,304  $24,436,846 $24,133,864 $23,275,761  $23,092,304

     Sovereign Bancorp, Inc. and Subsidiaries
     RECONCILIATION OF CASH AND OPERATING EARNINGS TO REPORTED EARNINGS (unaudited)

    Operating earnings for 2003 excludes the after tax effects of the loss on our debt extinguishment of holding company notes that occurred in March 2003. Operating earnings for 2002 exclude the after tax effects of loan loss provision and merger expenses related to the Main Street acquisition. Cash earnings are operating earnings excluding the after-tax effects of non-cash charges for amortization of intangible assets and stock based compensation.

    (dollars in thousands, except per share
     data - all amounts are after tax)              Quarter Ended
                                                    Total dollars
                                           Dec. 31     Sept. 30    Dec. 31
                                             2003        2003        2002

    Net income as reported                  $112,587    $109,233     $93,085
      Main Street Bancorp acquisition:
        Net merger related and integration
         costs                                    -           -           -
        Provision for loan loss                   -           -           -
      Loss on debt extinguishment                 -           -           -
    Operating earnings                       112,587     109,233      93,085
      Amortization of intangibles             12,112      12,387      13,269
      Stock based compensation (1)             2,555       2,795       5,356
    Cash earnings                           $127,254    $124,415    $111,710
    Weighted average diluted shares          298,508     297,151     281,467

    (1) Stock based compensation encompasses arrangements with employees under which the Company's obligation will be settled by using stock rather than cash and includes expense related to stock options, restricted stock, bonus deferral plans, and ESOP expense.

    (dollars in thousands, except per share
     data - all amounts are after tax)              Quarter Ended
                                                      Per Share
                                           Dec. 31     Sept. 30    Dec. 31
                                             2003        2003        2002

    Net income as reported                     $0.38       $0.37       $0.33
      Main Street Bancorp acquisition:
        Net merger related and integration
         costs                                    -           -           -
        Provision for loan loss                   -           -           -
      Loss on debt extinguishment                 -           -           -
    Operating earnings                          0.38        0.37        0.33
      Amortization of intangibles               0.04        0.04        0.05
      Stock based compensation (1)              0.01        0.01        0.02
      Cash earnings                            $0.43       $0.42       $0.40
    Weighted average diluted shares

    (1) Stock based compensation encompasses arrangements with employees under which the Company's obligation will be settled by using stock rather than cash and includes expense related to stock options, restricted stock, bonus deferral plans, and ESOP expense.

    (dollars in thousands, except per share
     data - all amounts are after tax)                 Year Ended
                                            Total dollars      Per Share
                                          Dec. 31  Dec. 31  Dec. 31  Dec. 31
                                            2003     2002    2003     2002

    Net income as reported                $401,851  $341,985  $1.38  $1.23
      Main Street Bancorp acquisition:
        Net merger related and integration
         costs                                   -    10,316    -     0.04
        Provision for loan loss                  -     3,900    -     0.01
      Loss on debt extinguishment           18,838         -   0.07    -
    Operating earnings                     420,689   356,201   1.45   1.28
      Amortization of intangibles           50,100    54,121   0.17   0.19
      Stock based compensation (1)          10,819    14,953   0.04   0.05
    Cash earnings                         $481,608  $425,275  $1.66  $1.52
    Weighted average diluted shares        290,477   279,039

    (1) Stock-based compensation encompasses arrangements with employees under which the Company's obligation will be settled by using stock rather than cash and includes expense related to stock options, restricted stock, bonus deferral plans, and ESOP expense.

SOURCE  Sovereign Bancorp, Inc.
    -0-                             01/20/2004
    /CONTACT: FINANCIAL: Jim Hogan, +1-610-320-8496, or jhogan@sovereignbank.com, or Mark McCollom, +1-610-208-6426, or mmccollo@sovereignbank.com, or Stacey Weikel, +1-610-208-6112, or sweikel@sovereignbank.com; or MEDIA: Ed Shultz, +1-610-378-6159, or eshultz@sovereignbank.com, all of Sovereign Bancorp/
    /Web site:  http://www.sovereignbank.com /
    /Audio:  http://www.firstcallevents.com/service/ajwz395022617gf12.html /
    (SOV)

CO:  Sovereign Bancorp, Inc.
ST:  Pennsylvania
IN:  FIN
SU:  CCA MAV ERN ERP